                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          IFR SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                           NOTICE AND PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                     [LOGO]

                               IFR SYSTEMS, INC.

                            NOTICE OF ANNUAL MEETING
                                NOVEMBER 5, 1998

To the Shareholders of IFR Systems, Inc.:

    You are hereby notified that the Annual Meeting of Shareholders of IFR Systems, Inc., a Delaware corporation, will be held at the Rolling Hills Country Club, 233 South Westlink Drive, Wichita, Kansas, on Thursday, November 5, 1998 at 10:00 A.M. (C.S.T.) for the following purposes:

    1. To elect two (2) directors for a term of three years and until their successors are duly elected and qualified;

    2. To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year ending June 30, 1999; and

    3.  To transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on September 7, 1998 are entitled to notice of and to vote at the meeting. PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the meeting, you may, if you so desire, withdraw your proxy and vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Charles J. Woodin

                                          Charles J. Woodin
                                          SECRETARY

Wichita, Kansas
September 28, 1998

                               IFR SYSTEMS, INC.

                              1998 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

    Shareholders of record on September 7, 1998 are entitled to vote at the Annual Meeting of IFR Systems, Inc., a Delaware corporation ("IFR" or the "Company"), to be held at 10:00 a.m. (C.S.T.) on Thursday, November 5, 1998. All shareholders unable to attend such meeting who wish to vote their stock upon the business to be transacted at such meeting are requested to mark, sign and date the accompanying form of proxy and return it in the addressed postage-paid envelope that is enclosed. The proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by submitting another proxy that is later dated, or by voting in person at the meeting, and the signing of a proxy will not affect a shareholder's right to vote in person if present at the meeting. All proxies returned and not so revoked will be voted in accordance with their terms. There are no dissenters' rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the meeting.

    As stated in the attached Notice, the matters to be considered at the meeting are (i) the election of two directors for a term of three years and until their successors are duly elected and qualified; (ii) the ratification of the appointment of independent auditors; and (iii) the transaction of such other business as may properly come before the meeting.

    The solicitation of the accompanying form of proxy is made on behalf of the Board of Directors of the Company for the 1998 Annual Meeting and any adjournments thereof. The expense of the solicitation of the proxies for this meeting will be borne by the Company. The solicitation will be made through the use of the mail and by personal solicitation through regular employees of the company who will not be additionally compensated therefor.

    The mailing address of the principal executive offices of the company is IFR Systems, Inc., 10200 West York Street, Wichita, Kansas 67215. This Proxy Statement and the enclosed form of proxy were first sent or given to the shareholders on approximately September 28, 1998.

REQUIRED VOTES

    A majority of the votes that could be cast in the election or on a proposal by shareholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for director and to approve each proposal. Each shareholder is entitled to one vote upon each motion submitted at the meeting for each share outstanding of record in his name at the close of business on September 7, 1998. The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker nonvotes") are considered "shares present" at the meeting only for quorum purposes but will not be considered as having been voted "for" or "against" such proposals and will not affect the outcome of the vote.

OUTSTANDING SHARES & PRINCIPAL SHAREHOLDERS

    On September 7, 1998, the Company had issued and outstanding 8,206,015 shares of common stock, $.01 par value per share ("Common Stock"), not including 1,060,235 treasury shares. Based on copies of reports filed with the Securities and Exchange Commission which have been received by the Company, the following table sets forth, as of September 7, 1998, the only persons known to be beneficial owners of more than 5% of the Company's outstanding Common Stock:

                                                                         NUMBER OF SHARES
                                                                           BENEFICIALLY       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                           OWNED             CLASS
-----------------------------------------------------------------------  -----------------  ---------------
Fenimore Asset Management, Inc.........................................       1,209,856             14.7%
118 North Grand Street
Cobleskill, NY 12043

State of Wisconsin.....................................................       1,063,000             13.0%
Investment Board
P.O. Box 7842
Madison, WI 53707

Dimensional Fund Advisors, Inc.........................................         494,936              6.1%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

Wanger Asset Management, L.P...........................................         450,000              5.5%
227 W. Monroe Street
Suite 3000
Chicago, IL 60606

    The following table contains information concerning beneficial ownership of IFR Systems, Inc. Common Stock as of September 7, 1998, by each Director or nominee for Director, by each Executive Officer named in the Summary Compensation Table on Page 7 and by all Directors and Executive Officers as a group:

                                                                           NUMBER OF SHARES     PERCENT OF
NAME OF BENEFICIAL OWNER                                                  BENEFICIAL OWNED(1)     SHARES
------------------------------------------------------------------------  -------------------  -------------
Wilton W. Cogswell, III ................................................          20,125(2)         (*)
  DIRECTOR

Donald L. Graf .........................................................          12,600(3)         (*)
  DIRECTOR

John V. Grose ..........................................................           10,500           (*)
  DIRECTOR

Alfred H. Hunt, III ....................................................          268,674    (4)         3.3  %
  DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Oscar L. Tang ..........................................................          146,456    (5)         1.8  %
  DIRECTOR

Ralph R. Whitney, Jr. ..................................................           42,618           (*)
  DIRECTOR

Friedel E. Arnold ......................................................           62,475           (*)
  GENERAL MANAGER IFR AMERICAS, INC.

Jeffrey A. Bloomer .....................................................           32,125           (*)
  TREASURER AND CHIEF FINANCIAL OFFICER

Iain M. Robertson ......................................................           24,375           (*)
  MANAGING DIRECTOR IFR LTD.

Directors and Executive Officers as a Group (10 persons)................          625,613              7.6  %

------------------------

(*) Denotes less than 1%.

(1) Includes shares that could be acquired within 60 days after September 7, 1998 upon the exercise of options granted pursuant to company stock option plans as follows: Mr. Cogswell, 12,000; Mr. Graf, 12,000; Mr. Grose, 6,000; Mr. Hunt, 142,500; Mr. Tang, 3,000; Mr. Whitney, 12,000; Mr. Arnold, 60,375;
    Mr. Bloomer, 23,625; Mr. Robertson, 24,375; all directors and executive officers as a group, 291,375 shares.

(2) Includes 800 shares owned by a trust of which Mr. Cogswell is trustee. Mr. Cogswell disclaims beneficial ownership of such shares.

(3) Includes 150 shares owned by a trust of which Mr. Graf is trustee.

(4) Includes 3,084 shares owned by Mr. Hunt's children. Mr. Hunt disclaims beneficial ownership of the shares owned by his children.

(5) Includes 60,000 shares held by Mr. Tang as trustee in various trusts for members of Mr. Tang's family and 73,500 shares held by The Tang Fund of which Mr. Tang is president and a director. Excludes 247,500 shares held in trust for the benefit of Mr. Tang and 35,044 shares held by August Associates, an investment partnership in which Mr. Tang is a limited partner, because Mr. Tang does not have the power to vote or dispose of the shares or to direct the voting or disposition of the shares.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    At the Annual Meeting, two directors will be elected by majority of the votes which could be cast in the elections. Donald L. Graf and Ralph R. Whitney, Jr., both of whom are members of the present Board, have been nominated for election as directors to hold office until the annual meeting of shareholders in 2001 and until their successors have been elected and qualified. The other directors listed below will continue in office until expiration of their terms. If the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for Donald L. Graf and Ralph R. Whitney, Jr., for election as directors of the Company. There will not be cumulative voting for the election of any director. If the nominee is unable to serve, an event which the Board of Directors does not anticipate, the proxy will be voted for the person designated by the Board to replace that nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF
  BOTH NOMINEES.

    The following table sets forth the name, age, business background, and tenure as a director of the Company of each nominee and director. Except as otherwise indicated the principal occupations of the persons shown in the table have not changed during the last five years. Each person shown has sole voting and investment power with respect to the shares indicated in the beneficial ownership table on page 3.

          NAME, AGE,                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
   PERIOD SERVED AS DIRECTOR                                  DURING PAST FIVE YEARS
-------------------------------  --------------------------------------------------------------------------------
NOMINEES FOR ELECTION FOR A TERM WHICH WILL EXPIRE IN 2001:

Donald L. Graf, 61               Mr. Graf is the Corporate Vice President and Chief Financial Officer of A. Duda
DIRECTOR SINCE 1985              & Sons, Inc., a privately held nationwide agribusiness and development company with principal offices in Oviedo, Florida. From March 1996 to July 1997, Mr.
                                 Graf was a private investor and consultant. Prior to then, Mr. Graf was the
                                 Senior Vice President and Chief Financial Officer of Osborn Laboratories, Inc.

Ralph R. Whitney, Jr., 63        Mr. Whitney is a principal of Hammond, Kennedy, Whitney & Company, Inc., a
DIRECTOR SINCE 1985              private investment firm with offices at 230 Park Avenue, New York, New York. Mr.
                                 Whitney also serves as a director of Adage, Inc.; Baldwin Technology Company,
                                 Inc.; Excel Industries, Inc.; Control Devices, Inc. and Selas Corporation of
                                 America.

DIRECTORS WHOSE TERMS EXPIRE IN 1999:

John V. Grose, 68                Mr. Grose is a director and past President of Navair, Inc., which sells,
DIRECTOR SINCE 1992              services and installs avionics in military and commercial aircraft. Navair also distributes electronic test and measurement equipment. Navair's headquarters are in Mississauga, Ontario, Canada. Mr. Grose remains active in the distribution area of the business.

Oscar L. Tang, 60                Since September 1993, Mr. Tang has been a director of Nvest, L.P. Prior to then,
DIRECTOR SINCE 1993              Mr. Tang was the President and Chief Executive Officer and co-founder of Reich &
                                 Tang, L.P., predecessor of Nvest, L.P.

          NAME, AGE,                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
   PERIOD SERVED AS DIRECTOR                                  DURING PAST FIVE YEARS
-------------------------------  --------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 2000:

Wilton W. Cogswell, III, 60      Mr. Cogswell is engaged in the practice of the law as a sole practitioner in
DIRECTOR SINCE 1989              Colorado Springs, Colorado.

Alfred H. Hunt, III, 62          Mr. Hunt is the President and Chief Executive Officer and Vice Chairman of the
DIRECTOR SINCE 1971              Board of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During the fiscal year ended June 30, 1998, the Board of Directors met seven times. The Board of Directors has a Compensation Committee, an Audit Committee, and a Shareholder Relations Committee. There is no standing nominating committee. All Board members attended more than 75 percent of the aggregate number of Board meetings and meetings of committees on which each served during the fiscal year ended June 30, 1998. The Compensation Committee is comprised of Messrs. Cogswell, Graf, Tang and Whitney.

    The Compensation Committee reviews and approves all compensation plans, benefit programs and perquisites for executives and other employees. See "Compensation Committee Report on Executive Compensation" for a more complete description of the functions of the Compensation Committee. The Compensation Committee met three times during the last fiscal year.

    The purposes and functions of the Company's Audit Committee are to meet with the auditors; to recommend the engagement or discharge of independent auditors; to review quarterly financial statements prior to issuance; to review year-end financial statements prior to issuance; to review the services from time to time being performed by the independent auditors, including nonaudit services and the fees charged, or to be charged, for all such services; and to make appropriate reports and recommendations to the Board of Directors. The persons who currently are serving on the Audit Committee are Messrs. Graf, Grose, and Whitney. The Audit Committee met three times during the last fiscal year.

    The Shareholder Relations Committee is composed of Messrs. Cogswell, Hunt, Grose and Tang and is responsible for establishing and monitoring the Company's Investor Relations Policy. The Shareholder Relations Committee evaluates the Company's effectiveness in the communication with the shareholders and the general financial community. The Investor Relations Policy is designed to assist the designated spokespersons in disseminating information to shareholders and other interested parties concerning developments at the Company including quarterly financial results, new product announcements, and other developments considered relevant to the valuation of the Company's publicly-traded securities. The Shareholder Relations Committee met two times during the last fiscal year.

COMPENSATION OF DIRECTORS

    Directors of the Company, other than persons compensated as executive officers of the Company, received an annual retainer for the year ended June 30, 1998, of $16,000. Each such director also receives $1,000 for each Board meeting attended and $800 for each committee meeting attended and participates in the Outside Director Compensation, Stock Option, and Retirement Plan described below. If a director is requested by the Company to travel out of town for attendance at a Board meeting or a committee meeting, the director is reimbursed for reasonable travel expenses.

    In November 1989, the Board of Directors adopted, and the shareholders approved, the IFR Systems, Inc. Outside Director Compensation, Stock Option, and Retirement Plan (the "Outside Director Plan"), pursuant to which directors who are not employees of the Company ("Outside Directors") are entitled to receive certain cash compensation, stock options, and retirement benefits, all as described below. The Outside Director Plan is administered by the Compensation Committee. Subject to the provisions of the Outside Director Plan, the Committee is authorized to interpret such provisions and to make any determinations necessary or advisable for the administration of the Outside Director Plan. The Committee has no discretion with respect to the selection of directors who will receive options and retirement benefits, the terms and provisions of the options, or the amount and duration of the retirement benefits, all of which are established by the provisions of the Outside Director Plan.

    The Outside Director Plan provides for the payment of an annual retainer and meeting attendance fees to Outside Directors of the Company. Such fees are established annually by the Board of Directors. The Outside Director Plan also provides that the Board of Directors may from time to time establish a program for the deferral of such fees and the purchase of term life, travel, and accidental death and dismemberment insurance for Outside Directors. The Board of Directors has no present intention to establish a deferral program or purchase any such insurance.

    The Outside Director Plan provides that each Outside Director shall be granted an option to purchase 1,500 shares of the Company's common stock on the third business day after the annual meeting of the shareholders of the Company held in each of the ten years commencing in 1989. The total number of shares which may be issued under the Outside Director Plan may not exceed 90,000 shares, subject to adjustments for stock splits and stock dividends. Options granted under the Outside Director Plan may be exercised at any time after twelve months from the date of grant. Each of the options granted under the Outside Director Plan is nontransferable except by will or pursuant to the laws of descent and distribution, is exercisable during an optionee's lifetime only by the optionee, and terminates upon the earlier of (i) nine months after the date the optionee no longer serves as a member of the Board of Directors or (ii) one year after the date of the optionee's death, whether or not he is serving on the Board of Directors at the time of his death. Payment for shares upon the exercise of each such option may be made in cash or in shares of common stock of the Company already owned by the optionee on the date of exercise (valued on the basis of fair market value thereof on the date of exercise). The option price per share under the Outside Director Plan shall be equal to 100% of the fair market value on the date of grant.

    Under the Outside Director Plan, each Outside Director is entitled to receive an annual retirement benefit in an amount equal to the annual retainer fee in effect for the year immediately preceding his retirement or resignation from the Board of Directors, payable in quarterly installments, for the same number of years as the Outside Director served as a director of the Company up to a maximum of ten years. In order to receive such retirement benefits, the Outside Director must have reached age 65 and ceased serving as a director of the Company. If an Outside Director dies while serving as a director or following his retirement or resignation from the Board of Directors, any retirement benefits that he would have otherwise been entitled to receive shall be paid to his surviving spouse or personal representative. No retirement benefits are payable for past service as a director in years prior to the approval of the Outside Director Plan by the shareholders in 1989. The retirement benefits are intended to be a non-qualified retirement plan for purposes of the Internal Revenue Code and are deductible by the Company in the year paid. Retirement benefits payable under the Outside Director Plan are an unfunded general obligation of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the most highly compensated executive officers whose salary and bonus exceeded $100,000 (named executives), as well as the total compensation paid to each such individual for the Company's two previous fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION
                                     ------------------------------------------------------------------------------------
                                                                                             LONG-TERM
                                                                                           COMPENSATION       ALL OTHER
NAME AND                                         SALARY      BONUS      OTHER ANNUAL          AWARDS        COMPENSATION
PRINCIPAL POSITION                     YEAR        ($)        ($)      COMPENSATION(1)   STOCK OPTIONS(#)      ($)(2)
-----------------------------------  ---------  ---------  ---------  -----------------  -----------------  -------------
Alfred H. Hunt, III ...............       1998  $ 275,000  $ 160,000      $  48,341             57,500        $   8,388
  PRESIDENT AND CHIEF EXECUTIVE           1997  $ 265,000  $ 120,711      $  46,080             45,000        $  13,900
  OFFICER                                 1996  $ 250,000  $  72,320      $  44,812                  0        $  15,970
Jeffrey A. Bloomer ................       1998  $ 140,000  $ 115,000      $   4,319             62,500        $  10,775
  TREASURER AND CHIEF FINANCIAL           1997  $ 120,000  $  47,373      $   4,319             22,500        $  10,811
  OFFICER                                 1996  $  90,000  $  15,136      $       0                  0        $   8,551
Iain M. Robertson .................       1998  $ 184,000  $ 155,000      $  19,324             67,500        $       0
  MANAGING DIRECTOR IFR LTD.              1997  $ 165,000  $  71,478      $  15,900                  0        $       0
                                          1996  $ 155,000  $  10,000      $   9,300             52,500        $       0
Friedel E. Arnold .................       1998  $ 185,000  $  10,000      $  12,496                  0        $  10,117
  GENERAL MANAGER IFR AMERICAS,           1997  $ 185,000  $  70,941      $  12,719             22,500        $  12,510
  INC.                                    1996  $ 175,000  $  55,650      $   8,400                  0        $  13,983

------------------------
(1) Includes life insurance premiums for Mr. Hunt in the amounts of $26,800 for the years 1998, 1997 and 1996.

(2) Includes the Company's contributions on behalf of each of the named executives under the IFR Systems, Inc. Employees Profit Sharing Plan and under the IFR Systems, Inc. Savings and Investment (401k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning options granted during fiscal 1998 to the named executives:

INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                              NUMBER OF     % OF TOTAL                                           ANNUAL RATES OF STOCK
                             SECURITIES       OPTIONS                                            PRICE APPRECIATION FOR
                             UNDERLYING     GRANTED TO     EXERCISE OR                                OPTION TERM
                               OPTIONS     EMPLOYEES IN    BASE PRICE   EXPIRATION               ----------------------
NAME                         GRANTED(#)   FISCAL YEAR(1)   ($/SHARE)(2)   DATE(3)      0%($)      5%($)(4)   10%($)(4)
---------------------------  -----------  ---------------  -----------  -----------  ----------  ----------  ----------
Alfred H. Hunt, III........      37,500            7.7%     $  14.167      8/14/07   $        0  $  334,100     847,000
                                 16,000            3.3%     $  19.750      4/23/08   $   30,000  $  198,700  $  504,000
                                  4,000            0.8%     $  21.625      4/23/08   $        0  $   54,400  $  138,000

Jeffrey A. Bloomer.........      37,500            7.7%     $  14.167      8/14/07   $        0  $  334,100  $  847,000
                                 19,775            4.1%     $  19.750      4/23/08   $   37,078  $  245,600  $  622,000
                                  5,225            1.1%     $  21.625      4/23/08   $        0  $   71,100  $  180,000

Iain M. Robertson..........      37,500            7.7%     $  14.167      8/14/07   $        0  $  334,100  $  847,000
                                 22,000            4.5%     $  19,750      4/23/08   $   41,250  $  273,300  $  692,000
                                  8,000            1.7%     $  21.625      4/23/08   $        0  $  108,800  $  276,000

------------------------

(1) In fiscal 1998, options to purchase 484,250 shares of the Company's common stock were granted to 59 individuals.

(2) Options granted with an exercise price of $19.75 were granted below the market price of $21.625 on 4/23/98 and were issued from the 1992 non-qualified stock option plan.

(3) Options vest annually in four equal installments beginning on the anniversary date of grant.

(4) The 0%, 5% and 10% rates of appreciation are pursuant to SEC regulations and are not intended to forecast future appreciation, if any, of IFR's stock. If IFR's stock has not increased in value above the exercise price at the time the options must be exercised, then the option grants described in the table will be valueless.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table summarizes options exercised during fiscal 1998 and presents the value of unexercised options held by the named executives at fiscal year end:

                        AGGREGATED OPTIONS/SAR EXERCISES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                                    OPTIONS ON JUNE 30,     IN- THE-MONEY OPTIONS
                                      SHARES                              1998(#)          ON JUNE 30, 1998($)(2)
                                    ACQUIRED ON        VALUE      -----------------------  -----------------------
NAME                                EXERCISE(#)    REALIZED($)(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
--------------------------------  ---------------  -------------  -----------------------  -----------------------
Alfred H. Hunt, III.............        22,500      $   375,001         131,250/121,250     $  1,581,697/$712,919
Jeffrey A. Bloomer..............        13,500      $   185,500            8,625/85,375     $     73,509/$335,185
Iain M. Robertson...............        15,000      $   185,001           15,000/90,000     $    117,188/$321,878
Friedel E. Arnold...............        16,500      $   210,688           49,125/69,375     $    497,921/$528,250

------------------------

(1) Calculated on the basis of fair market value of the Common Stock on the date of exercise, less the option price

(2) Calculated on the basis of fair market value of the Common Stock on June 30, 1998 ($18.0625), less the option price

AGREEMENTS RELATING TO TERMINATION OF EMPLOYMENT

    The Company has agreements with Messrs. Hunt, Bloomer, Arnold and Robertson, providing for certain payments to them in the event their employment is terminated for a reason other than serious misconduct, death, normal retirement, or total and permanent disability within two years after a Change of Control of the Company (as defined below). The amount of the payments in each case is equal to 2.95 times the average annual compensation over the previous five years. In addition, following a covered termination of employment, the Company is obligated to maintain in effect retirement, disability and medical benefits for a period of three years, and in the case of Mr. Hunt, to maintain in effect for his benefit a $1 million life insurance policy through 2002. The Company is also required to reimburse Messrs. Hunt, Bloomer, Arnold and Robertson the amount of any federal or state tax incurred as a result of receiving an "excess parachute payment" (as defined in the Internal Revenue Code) under these agreements. For purposes of the agreement, a Change in Control of the Company means any event of a nature that would be required to be reported to the Securities and Exchange Commission in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, provided that, without limitation, a Change in Control shall be deemed to have occurred if: (a) any person (within the meaning of Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) or group of persons becomes the beneficial owner, directly or indirectly, of shares of common stock of the Company representing 20% or more of the shares of voting stock of the Company; or (b) during any period of two consecutive years, individuals who at the beginning of such period were members of the Company's Board of Directors cease to constitute a majority of the Board of Directors, unless the election of each director who was not a director at the beginning of such period was approved by at least two-thirds of the directors then still in office. No Change in Control shall be deemed to have occurred as to any of Messrs. Hunt, Bloomer, Arnold and Robertson if he is included in the person or group acquiring control of the Company. The agreements are for a term ending on December 31, 1998, but are automatically renewed, prior to a Change in Control, for successive one-year terms unless terminated as provided in the agreement; after a Change in Control, the agreement extends for a further three-year term after its next anniversary date.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is composed entirely of independent outside directors and is responsible for establishing an executive compensation policy and plan for the Company. The Compensation Committee reviews and approves all compensation plans, benefit programs and perquisites for executives and other certain employees.

OVERALL POLICY

    The Company's executive compensation policy is intended (i) to attract and retain the highest caliber of executives; (ii) to recognize and reward individuals for their contributions and commitment to growth and profitability of the Company; and (iii) to link compensation and shareholder value.

    Compensation of the Company's executive officers consists of the following elements: base salary, cash bonus payments under the Incentive Bonus Plan, stock option awards and restricted stock grants. Each of these elements is discussed below.

BASE SALARY

    The Committee, with input from the Chief Executive Officer, determines annual salary levels for the executive group. Factors considered in setting base salaries include level of responsibilities and prior experience and achievements. Base salaries may be greater or less than median competitive levels.

    In making changes in base salary for existing executive officers, other than Mr. Hunt, the Compensation Committee considers the recommendations of Mr. Hunt based on his personal evaluation of individual performance for the prior year including attainment of personal objectives and goals, attainment of Company performance goals, the Company's salary structure and competitive salary data.

CASH BONUS PAYMENTS

    The Company's executive officers and other employees are eligible for annual cash bonuses. At the beginning of each fiscal year, eligible executives are assigned target bonus levels determined by a formula based on a minimum threshold of financial objectives for the fiscal year. In fiscal 1998, the maximum bonus level for the CEO was 50% of his base salary multiplied by the percentage of target attained and for other eligible executives was 15% to 45% of base salary multiplied by the percent of target attained. The corporate performance measure for bonus payments for fiscal 1998 was a graduated percentage of the Company's operating income. Bonuses for the named executives were determined in 1998 by a formula agreed upon in advance. Senior executives at the Division level participated in a senior staff bonus pool over which the division managers were delegated discretion in making bonus awards based on individual merit, team participation, and other factors.

    During the year, the acquisition of Marconi Instruments Ltd. was completed. Based on the role and contribution of Messrs. Bloomer and Robertson, a discretionary bonus of $75,000 was awarded to each.

STOCK OPTIONS

    The grant of stock options under the incentive stock option plans or the nonqualified stock option plan is intended to provide long-term performance based compensation to officers and key employees of the Company. The quantity and recipients of options are determined by the Compensation Committee. Options granted under the 1988 and 1996 Incentive Stock Option Plans are granted at fair market value. Options granted under the 1992 Nonqualified Stock Option Plans were granted at the fair market value on the date of grant with the exception of a grant on April 23, 1998 for 135,000 shares. The option price granted was $19.75 versus a fair market value on the date of grant of $21.625. All options granted under the 1988, 1992, and 1996 plans expire not more than ten years from the date of grant.

RESTRICTED STOCK GRANTS

    The Company's restricted stock grant compensation combines elements of short-term compensation and long term incentives. Stock grants may be used to reward executives who have been responsible for successful past results and may also be used to attract skilled management by providing stock for "sign-on" bonus use. In either case, stock ownership is intended to provide an additional incentive for executive management based on long-term results and growth in stock value.

CHIEF EXECUTIVE OFFICER

    In setting fiscal 1998 salary and bonus award levels for Mr. Hunt, the Committee focused upon the policies described above. Mr. Hunt earned a bonus under the Incentive Bonus Plan equal to 26% of his base salary for fiscal 1998 of $275,000. This was a result of the Company meeting its operating income plan and the Compensation Committee's assessment of Mr. Hunt's role in that success and his performance towards achieving the Company's long-term goals. Mr. Hunt's current base salary is $320,000. His prior base salary increase as President and Chief Executive Officer was on July 1, 1997. Mr. Hunt's base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of similar size and complexity to the Company. During the year, the acquisition of Marconi Instruments Ltd. was completed. Based on his role and contribution to the success of this transaction the Compensation Committee awarded Mr. Hunt a discretionary bonus of $90,000.

                            COMPENSATION COMMITTEE:

Oscar L. Tang, Chairman                    Donald L. Graf
Wilton W. Cogswell, III                    Ralph R. Whitney, Jr.

STOCK PERFORMANCE GRAPH

    The following graph sets forth the five-year cumulative total return (assuming a $100 investment and dividend reinvestment) on the Common Stock of the Company as well as the total returns on the NASDAQ Stock Market and for NASDAQ Non-Financial Stocks:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                    NASDAQ STOCK         NASDAQ NON-FINANCIAL

                                                                Stocks (U.S. &
           IFR Systems, Inc.   Market (U.S. Companies)                Foreign)
6/30/93              $100.00                   $100.00                 $100.00
6/30/94               $91.17                   $100.96                  $97.54
6/30/95              $138.24                   $134.77                 $134.02
6/30/96              $144.12                   $173.03                 $170.17
6/28/97              $220.59                   $210.38                 $200.01
6/30/98              $319.39                   $277.69                 $262.37

CERTAIN RELATIONSHIPS

    Mr. Grose, a director of the Company, is also a director and past President of Navair Inc., Mississauga, Ontario. Navair is a distributor of IFR products in Canada, which accounted for more than 25% of Navair's sales during its most recent fiscal year. During the Company's fiscal year ended June 30, 1998, Navair's purchases from the Company totaled $2,031,000 (less than 2% of the Company's gross revenues). This relationship is expected to continue during the current fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

    Pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transaction in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during the fiscal year ended June 30, 1998.

                                  PROPOSAL II
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Audit Committee recommended and the Board of Directors of the Company appointed Ernst & Young LLP as independent auditors to examine the financial statements of the Company for the current fiscal year ending June 30, 1999. Although there is no requirement that such appointment be submitted to a vote of the shareholders, the Board of Directors believes that the shareholders should be afforded the opportunity to ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors, in its discretion and without further vote of the shareholders, will select another firm to serve as independent auditors for the current fiscal year.

    Ernst & Young LLP has served as independent auditors for the Company continuously since 1971 and is considered by the directors to be well qualified. The Board of Directors therefore recommends a vote FOR ratification of the appointment of Ernst & Young LLP and if the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for ratification of such appointment. The affirmative vote of the majority of the shares represented at the meeting is required for ratification of the appointment.

    A representative of Ernst & Young LLP is expected to be present at the shareholder meeting and will have the opportunity to make a statement if he desires to do so. Ernst & Young LLP has indicated that it presently does not intend to make a statement but that its representative will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    June 1, 1999 is the date by which shareholder proposals intended to be presented at the 1999 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission must be received by the Company to be considered for inclusion in the proxy materials relating to that meeting. Pursuant to the Company's Bylaws, all other shareholder proposals intended to be submitted at the 1998 annual meeting will be considered (other than the election of Director) untimely if the Company did not have notice of the matter before September 7, 1999. In addition, the Company's Certificate of Incorporation provides that any shareholder wishing to make a nomination for director must give the Company advance notice as provided in the Certificate of Incorporation. To be timely, such notice must be given not less than 21 days before an annual meeting and, if an election is to be held at a special meeting, not later than the close of business on the seventh day following the date on which notice of special meeting is first given to shareholders.

OTHER MATTERS

    The Annual Meeting is called for the purposes set forth in the "Notice of Annual Meeting." The Board of Directors has not been informed of any matters other than those stated in the Notice that are to be presented at the meeting. If any other business is brought before the meeting, the persons named in the proxy will vote according to the recommendations of the Board of Directors of the Company. Proxies may not be voted in the discretion of the proxy holders as to any item of business of which the Company had at least 45 days notice before September 28, 1998.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Charles J. Woodin

                                          Charles J. Woodin
                                          SECRETARY

IMPORTANT:

    PLEASE IMMEDIATELY MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, AND IF YOU SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

PROXY
ANNUAL MEETING OF SHAREHOLDERS--NOVEMBER 5, 1998              IFR SYSTEMS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby constitutes and appoints Alfred H. Hunt, III, and Charles J. Woodin, and each of them, proxies with full power of substitution to vote for the undersigned all shares of common stock of IFR Systems, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on November 5, 1998, at 10:00 a.m. (C.S.T.), and any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or to refrain from voting as checked below upon the following matters, and otherwise in their discretion:

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                              USING THE ENCLOSED ENVELOPE.

                       (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

-------------------------------------------------------------------------------

                               IFR SYSTEMS, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


The Board of Directors recommends a vote "FOR" each of the following:

                                    FOR   WITHHOLD
                                    ALL      ALL     FOR ALL (Except Nominee(s)
                                                              written below)
1. Election of Directors--
   NOMINEES: Ralph R. Whitney, Jr.   / /      / /       / /
   and Donald L. Graf
                                     -----------------------------------------

                                     FOR   AGAINST   ABSTAIN
2. Ratification of the appointment   / /     / /       / /
   of Ernst & Young LLP as
   independent auditors for the
   current fiscal year ending
   June 30, 1999.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting, the Proxy Statement dated September 28, 1998, and the Company's 1998 Annual Report. The undersigned hereby revoke any proxy or proxies heretofore given.

                                        Dated:__________________________, 1998

Signature(s)__________________________________________________________________

______________________________________________________________________________
IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity, please give full titles.
-------------------------------------------------------------------------------

                              FOLD AND DETACH HERE.

                             YOUR VOTE IS IMPORTANT.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                           USING THE ENCLOSED ENVELOPE.